Exhibit 99.1


[ST. PAUL TRAVELERS LOGO]
News Release

                                                  St. Paul Travelers Companies
                                                         385 Washington Street
                                                       St. Paul, MN 55012-1396
                                                       www.stpaultravelers.com

                  St. Paul Travelers Announces Brian MacLean
                     Named EVP and Chief Operating Officer


Saint Paul, Minn., May 5, 2005 -- St. Paul Travelers (NYSE: STA) today announced Brian MacLean, 51, has been named Executive Vice President and Chief Operating Officer, reporting to Jay Fishman, President and Chief Executive Officer. The appointment is effective immediately.

"Brian MacLean is a seasoned executive manager, with more than 17 years' experience with our company and in several aspects of the property casualty insurance business," Fishman said. "He has successfully led our small commercial business and our overall claims operation, and he has served in a variety of senior financial management roles."

MacLean joined the company in 1988 as Director of Planning in the Corporate Finance Department. In 1993, he was appointed Chief Financial Officer for Claim, and in 1996, became Chief Financial Officer for Commercial Lines. In 1999, he was named Senior Vice President for Commercial Lines Select Accounts, and was promoted to Executive Vice President and appointed to lead Claim in 2002.

St. Paul Travelers is a leading provider of property casualty insurance. For more information, visit www.stpaultravelers.com.

                                     # # #

Contacts

Media:
Shane Boyd, 651.310.3846
Joan Palm, 651.310.2685
Marlene Ibsen, 860.277.9039

Institutional Investors:
Maria Olivo, 860.277.8330
David Punda, 212.588.8417

Individual Investors:
Marc Parr, 860.277.0779